UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2011
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000
NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The registrant has revised its reporting segments in the fourth quarter of 2010. The segment change reflects the manner in which the Company is currently organized for purposes of making operating decisions and assessing performance. Segment data for prior reporting periods has been adjusted to reflect the new segment reporting.
Net incurred claim and claim adjustment expenses and reserves for certain mass tort claims were previously reported as part of the Corporate & Other Non-Core segment. These mass tort claims were centrally managed along with asbestos and environmental pollution claims. A significant portion of this centralized claim group became employees of a subsidiary of Berkshire Hathaway Inc. as a result of the previously announced Loss Portfolio Transfer transaction that closed on August 31, 2010. Management responsibility for these mass tort claims has now been assigned to the segment from which the mass tort arose, which could be either CNA Specialty or CNA Commercial. This change had no impact on the Company’s CNA Specialty and Life & Group Non-Core segments for the periods presented herein.
On January 20, 2011, the Company posted a financial supplement on its website providing information on its revised segments as if the segment change occurred as of the beginning of the earliest period presented. The financial supplement is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 2.02 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CNA Financial Corporation

(Registrant)

Date: January 20, 2011	By:	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	CNA Financial Corporation financial supplement, posted on its website January 20, 2011, providing information on its revised segments.